EXHIBIT 12

                             THE BEAR STEARNS COMPANIES INC.
              STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (In thousands, except for ratio)




                              (Unaudited)    (Unaudited)
                             Three Months    Three Months    Fiscal Year    Fiscal Year    Fiscal Year    Fiscal Year   Fiscal Year
                                Ended           Ended           Ended          Ended          Ended          Ended         Ended
                            Sept. 27, 1996  Sept. 29, 1995  June 30, 1996  June 30, 1995  June 30, 1994  June 30, 1993 June 30, 1992
                            --------------  --------------  -------------  -------------  -------------  ------------- -------------
Earnings before taxes
   on income                  $    178,517     $   156,410    $   834,926    $   388,082    $   642,799    $   614,398   $   507,625
                              ------------     -----------    -----------    -----------    -----------    -----------   -----------


Added Fixed Charges:
   Interest                        547,469         456,945      1,981,171      1,678,515      1,023,866        710,086       834,859

   Interest factor in rents          6,514           6,459         25,672         24,594         21,772         20,084        20,874
                              ------------     -----------    -----------    -----------    -----------    -----------   -----------

   Total Fixed Charges             553,983         463,404      2,006,843      1,703,109      1,045,638        730,170       855,733
                              ------------     -----------    -----------    -----------    -----------    -----------   -----------

Earnings before fixed charges
   and taxes on income        $    732,500     $   619,814    $ 2,841,769    $ 2,091,191    $ 1,688,437    $ 1,344,568   $ 1,363,358
                              ============     ===========    ===========    ===========    ===========    ===========   ===========

Ratio of Earnings to Fixed
Charges                                1.3             1.3            1.4            1.2            1.6            1.8          1.6
                              ============     ===========    ===========    ===========    ===========    ===========   ===========



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